As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ATHIRA PHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-3368487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(Address of principal executive offices, including zip code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan

(Full title of the plans)

Mark Litton, Ph.D.

President and Chief Executive Officer

Athira Pharma, Inc.

18706 North Creek Parkway, Suite 104

Bothell, WA 98011

(425) 620-8501

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael Nordtvedt

Bryan D. King

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Athira Pharma, Inc. (the “Registrant”) for the purpose of registering (1) 1,952,047 shares of common stock of the Registrant reserved for issuance under the Athira Pharma, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provision of the 2020 Plan providing for such automatic increase in the number of shares reserved for issuance, and (2) 390,409 shares of common stock of the Registrant reserved for issuance under the Athira Pharma, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”), pursuant to the provision of the 2020 ESPP providing for such automatic increase in the number of shares reserved for issuance. Accordingly, contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”), (1) September 18, 2020 (File No. 333-248910), (2) March 26, 2021 (File No. 333-254735), (3) March 28, 2022 (File No. 333-263907), (4) March 23, 2023 (File No. 333-270792), and (5) February 22, 2024 (File No. 333-277276) (together, the “Previous Forms S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025. pursuant to Section 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39503) filed with the Commission on September 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference		Filing Date
			File No.	Exhibit

99.1	Specimen common stock certificate of the Registrant	S-1/A	333-248428	4.1	September 14, 2020

99.2	2020 Equity Incentive Plan	S-1/A	333-248428	10.5	September 8, 2020

99.3	Form of Stock Option Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.6	September 8, 2020

99.4	Form of Restricted Stock Award Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.7	September 8, 2020

99.5	Form of RSU Agreement under the 2020 Equity Incentive Plan	S-1/A	333-248428	10.8	September 8, 2020

99.6	2020 Employee Stock Purchase Plan, as amended and Form of Subscription Agreement thereunder	10-K	001-39503	10.8	March 23, 2023

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on February 27, 2025.

ATHIRA PHARMA, INC.

By:	/s/ Mark Litton
Mark Litton, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Litton and Robert Renninger, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Litton Mark Litton	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2025

/s/ Robert Renninger Robert Renninger	Senior Vice President, Finance and Accounting (Principal Accounting and Financial Officer)	February 27, 2025

/s/ Kelly A. Romano Kelly A. Romano	Chair of the Board of Directors	February 27, 2025

/s/ Joseph Edelman Joseph Edelman	Director	February 27, 2025

/s/ John M. Fluke, Jr. John M. Fluke, Jr.	Director	February 27, 2025

/s/ James A. Johnson James A. Johnson	Director	February 27, 2025

/s/ Barbara Kosacz Barbara Kosacz	Director	February 27, 2025

/s/ Michael Panzara Michael Panzara	Director	February 27, 2025

/s/ Grant Pickering Grant Pickering	Director	February 27, 2025